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                                 Exhibit 23.5

                        CONSENT OF RYDER SCOTT COMPANY
                        ------------------------------


We consent to the incorporation by reference in the Registration Statement Form S-3 of our reserve report and all schedules, exhibits, and attachments thereto and to any reference made to us on Form S-3 as a result of such incorporation.

                                Very truly yours,



                                By: /s/ RYDER SCOTT PETROLEUM ENGINEERS
                                   ------------------------------------
                                    Ryder Scott Petroleum Engineers



Denver, Colorado
December 12, 1997